UNIVERSAL EXPRESS, INC.
                                  SUBSIDIARIES




                      DOWNTOWN THEATRE TICKET AGENCY, INC.
                         INCORPORATED 5-9-58 - NEW YORK
                           D/B/A "MANHATTAN CONCIERGE"



                      SKYWORLD INTERNATIONAL COURIERS, INC.
                         INCORPORATION 10-4-88 - FLORIDA
                                 D/B/A "SKYNET"



                       "PRIVATE POSTAL NETWORK.COM, INC."
                        INCORPORATION 7-13-96 - DELAWARE



                        PACKAGING PLUS ADVERTISING, INC.
                        INCORPORATION 8-24-95 - NEW YORK
                                 D/B/A "IMAGES"



                          PACKAGING PLUS SERVICES, INC.
                  (FORMERLY CUSTOMIZED CORRUGATED CORPORATION)
                         INCORPORATED 1-26-98 - DELAWARE